EXHIBIT 99.1

                               STATE OF NEW JERSEY
                   NOTICE OF EFFECTIVE SECURITIES REGISTRATION

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                   New Jersey Office of the Attorney General
                          Division of Consumer Affairs
                              Bureau of Securities
                 153 Halsey Street, 6th Floor, Newark, NJ 07102
    [Seal]                                                         [Seal]
RICHARD J. CODEY                                               PETER C. HARVEY
Acting Governor                                                Attorney General

                                                            KIMBERLY S. RICKETTI
                                                               Acting Director

                              NOTICE OF EFFECTIVE             Mailing Address:
                            SECURITIES REGISTRATION            P.O. Box 47029
                                                               Newark, NJ 07101
                                                               (973) 504-3800




Mr. H. Melville Hicks, Jr.
Attorney and Counselor at Law
551 Fifth Avenue, Suite 1625
New York, New York 10176

        ISSUER:   Organic Sales and Marketing, Inc.
        FILE NO:  SR-11137
        EFFECTIVE DATE:   January 3, 2006

Dear Mr. Hicks:

      The above-captioned registration statement has been declared effective subject to receipt within ten (10) days of three (3) copies of the final prospectus.

                                                        STATE OF NEW JERSEY
                                                        BUREAU OF SECURITIES